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                                                                    Exhibit 3.27

                            ARTICLES OF INCORPORATION
                                       OF
                              BLACK DOG COAL CORP.

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1.  The name of the Corporation is Black Dog Coal Corp.

2. The number of shares of $10.00 par, common stock the corporation is authorized to issue is 5,000.

3. The address of the corporation's initial registered office is 237 Main Street, P.O. Box 1560, Grundy, Buchanan County, Virginia.

4. The name of the Corporation's initial registered agent at such address is Ronald L. King, Esquire, who is a resident of Virginia, who is a member of the Virginia State Bar and whose business office is identical with the registered office.

5. The undersigned Incorporator and each person now or hereafter a director or officer of the Corporation (and his heirs, executors and administrators) shall be indemnified by the Corporation against all claims, liabilities, judgments, settlements, costs and expenses, including all attorney's fees, imposed upon or reasonably incurred by him in connection with or resulting from any action, suit, proceeding or claim to which he is or may be made a party by reason of his being or having been a director of officer of the Corporation (whether or not a director or officer at the time such costs or expenses are incurred by or imposed upon him), except in relation to matters as to which he shall have been finally adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duties as such director or officer. In the event of any other judgment against such director or officer or in the event of a settlement, the indemnification shall be made only if the Corporation shall be advised, in case none of the persons involved shall be or have been a director, by the Board of Directors of the Corporation, and otherwise by independent counsel to be appointed by the Board of Directors, that in its or his opinion such officer or director was not guilty of gross negligence or willful misconduct in the performance of his duty, and in the event of a settlement, that such settlement was


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    or is to be made by the Board of Directors, it may rely as to all questions of law on the advice of independent counsel. Such right of indemnification shall not be deemed exclusive of any right to which he may be entitled under any by-law, vote of stockholders, or otherwise deemed exclusive of any right to which he may be entitled under any by-law, agreement, vote of stockholders, or otherwise. Dated effective November 12, 1993.


                                               /s/ Ronald L. King
                                               ---------------------------------
                                               Incorporator



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                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

STATEMENT OF CHANGE OF REGISTERED OFFICE AND/OR REGISTERED AGENT

1.  Corporation's name:              Corporation's SCC ID# 0418186-3
     BLACK DOG COAL CORP.

2.  Current registered agent's name and registered office address on record:
     RONNIE EDWARDS
     RT 460 TOOKLAND
     PO BOX 827
     GRUNDY, VA  24614-0827

       Fully complete items 3, 4 and 5, even if some information remains unchanged.

3. Registered agent's name and registered office address after this statement is filed with the Commission:

    Corporation Service Company
    ----------------------------------------------------------------------------
    11 South 12th Street
    ----------------------------------------------------------------------------
    P.O. Box 1463
    ----------------------------------------------------------------------------
    Richmond, VA  23218
    ----------------------------------------------------------------------------

4.  The registered agent named in item 3 is (mark appropriate box):
     (A) an individual who is a resident of  Virginia and
            ----------                                ---
                 ( ) an officer of the corporation:                    (title).
                                                   --------------------
                 ( ) a director of the corporation
                 ( ) a member of the Virginia State Bar.
                           OR
                           --
     (B)(X) a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

5. Locality of registered office:

     (A)Current registered office locality:  BUCHANAN COUNTY

     (B)Registered office locality after this statement is filed: (X) city or ( ) county of Richmond.
                      ---------

6. After the foregoing change(s) is (are) made, the corporation will be in compliance with the requirements ofss.13.1-634 orss.13 1-833 of the Code of Virginia, as the case may be

7.  Complete "(A)" if a new registered agent is being appointed:
                        ---

     (A)The undersigned chairman or vice-chairman of the board of directors or corporate officer executes this statement on behalf of the corporation as of:

             2-11-05       /s/ Vaughn R. Groves     Vaughn R. Groves, Vice Pres.
             -------------------------------------------------------------------
             (Date)        (Signature)             (Printed name & Title)

Complete "(B)" if the registered agent (i) is remaining the same but has changed his/her/its name or business office address or (ii) is the surviving entity of a merger with the registered agent named in item 2.

     (B)The undersigned registered agent declares that a copy of this statement has been mailed to the corporation named in item 1, above



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     (Date)                        (Signature of registered agent)